UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2011

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jack Remondi as President and Chief Operating Officer. On January 4, 2011, the Company announced the appointment of John (Jack) Remondi to the newly-created position of President and Chief Operating Officer of SLM Corporation (the "Company.") Immediately prior to this appointment, Mr. Remondi served as the Company’s Vice Chairman and Chief Financial Officer.

Departure of Jack Hewes. John (Jack) Hewes, Senior Executive Vice President and Chief Lending Officer, is departing employment from the Company effective January 31, 2011. Mr. Hewes has agreed to provide consulting services following his departure, the terms of which are currently being negotiated.

Appointment of Laurent Lutz as Executive Vice President and General Counsel. On January 4, 2011, the Company announced the appointment of Laurent C. Lutz as Executive Vice President and General Counsel. Mr. Lutz was most recently Chief Legal Officer and Secretary of BearingPoint, Inc.

Responsibilities of Chief Financial Officer. The current finance, treasury and accounting leadership team will manage the Company’s financial functions and report to the Company’s Chief Executive Officer until the appointment of a new Chief Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

January 5, 2011	By:	Laurent C. Lutz

Name: Laurent C. Lutz
Title: Executive Vice President and General Counsel